UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)                      February 10, 2007
NOVELIS INC.

(Exact name of registrant as specified in its charter)

Canada	001-32312	98-0442987

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3399 Peachtree Road NE, Suite 1500, Atlanta, GA	30326

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code                     (404) 814-4200
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Arrangement Agreement
     On February 10, 2007, Novelis Inc. (“Novelis”), Hindalco Industries Limited (“Hindalco”) and AV Aluminum Inc., a subsidiary of Hindalco (“Acquisition Sub”), entered into an Arrangement Agreement (the “Arrangement Agreement”). Under the Arrangement Agreement, Acquisition Sub will acquire all of the issued and outstanding common shares of Novelis for cash at a per share price of $44.93, without interest (the “Purchase Price”), to be implemented by way of a court-approved plan of arrangement (the “Arrangement”).
     Pursuant to the Arrangement Agreement, at the effective time of the Arrangement, each common share of Novelis issued and outstanding immediately prior to the effective time (other than common shares held by (i) Hindalco or Acquisition Sub or any of their affiliates or (ii) any shareholders who properly exercise dissenters rights under the Canada Business Corporations Act), will be automatically converted into the right to receive the Purchase Price. The total consideration for the acquisition of Novelis is estimated at approximately $6 billion, including the assumption of Novelis’ debt. The transaction is not subject to a financing condition.
     The consummation of the Arrangement is subject to various customary conditions, including Novelis shareholder approval and the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and similar antitrust laws in Canada and the European Union.
     The Arrangement Agreement contains customary representations and warranties between Novelis and Hindalco and Acquisition Sub. The Arrangement Agreement also contains customary covenants and agreements, including covenants relating to (a) the conduct of Novelis’ business between the date of the signing of the Arrangement Agreement and the closing of the Arrangement, (b) solicitation of competing acquisition proposals and (c) the efforts of the parties to cause the Arrangement to be completed. Additionally, the Arrangement Agreement requires Novelis to use its reasonable best efforts to call and hold a meeting of its shareholders to adopt the Arrangement Agreement and the Arrangement.
     The Arrangement Agreement contains certain termination rights and provides that, upon or following the termination of the Arrangement Agreement, under specified circumstances involving a competing acquisition proposal, Novelis may be required to pay Hindalco a termination fee of $100 million.
     The foregoing description of the Arrangement Agreement does not purport to be complete and is qualified in its entirety by reference to the Arrangement Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Arrangement Agreement contains representations and warranties made by and to the parties thereto as of specific dates. The assertions embodied in those representations and warranties were made for purposes of the respective agreements and are subject to qualifications and limitations agreed by the respective parties in connection with negotiating the terms of the Arrangement Agreement. In addition, certain representations and warranties were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders, or may have been used for the purpose of allocating risk between the respective parties rather than establishing matters as facts. For the foregoing reasons, no person should rely on the representations and warranties as statements of factual information at the time they were made or otherwise.
Additional Information and Where to Find it
     In connection with the proposed acquisition, Novelis plans to file a proxy statement/circular with the SEC. INVESTORS AND SECURITY HOLDERS OF NOVELIS ARE ADVISED TO READ THE PROXY STATEMENT/CIRCULAR AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION. The final proxy statement/circular will be mailed to shareholders of Novelis. Investors and security holders may obtain a free copy of the proxy statement/circular when it becomes available, and other documents filed by Novelis with the SEC, at the SEC’s web site at http://www.sec.gov. In addition, you may obtain Novelis filings with the SEC, free of charge, from Novelis’ website (www.novelis.com) under the tab “Investors” through the “SEC Filings” link.
     Novelis and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from Novelis’ shareholders with respect to the Arrangement. Information about Novelis’ executive officers and directors and their ownership of Novelis’ common shares is set forth in the information circular for Novelis’ 2006 annual meeting of shareholders, which was filed with the SEC on September 15, 2006. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Novelis and its respective executive officers and directors in the Arrangement by reading the preliminary and definitive proxy statement/circulars regarding the Arrangement, which will be filed with the SEC.
Amendment to Recognition Agreements
     On February 10, 2007, the Board of Directors of Novelis (the “Board”) adopted resolutions to amend the Recognition Agreements it entered into on September 25, 2006 with the following executive officers: Martha Brooks, Rick Dobson, Les Parrette, David Godsell, Steve Fisher, Kevin Greenawalt, Arnaud de Weert, Tadeau Nardocci, Orville Lunking, Bob Patterson and Brenda Pulley. The Board also adopted resolutions to amend Recognition Agreements it entered into on September 25, 2006 with certain other key employees who are not executive officers of Novelis.
     Under the amended Recognition Agreements, if the officer remains continuously employed by Novelis through the vesting dates of December 31, 2007 and December 31, 2008, the officer is entitled to a Recognition Award (as defined in the Recognition Agreement) payable in either, at the option of Hindalco, Hindalco common shares in certain circumstances (upon the approval of the officer) or (ii) an amount in cash in each case equivalent to the value of Novelis common shares determined at the effective time of the Arrangement. The form of the amendment to the Recognition Agreements will be filed as an amendment to this Current Report on Form 8-K upon completion.

Amendment to Amended and Restated Novelis Founders Performance Awards Plan
     On March 24, 2005, the Board adopted the Novelis Founders Performance Awards Plan (the “Plan”) to allow for a one-time additional compensation opportunity for certain executives of Novelis. The Plan provides that if share price improvement targets with respect to Novelis common shares for performance periods beginning in 2005, 2006 and 2007 are achieved, then participants may be awarded performance share units, which represent the right to receive a cash payment in an amount equal to the market price of one Novelis common share at the time of payment (a “PSU”). If awarded, PSUs for a particular tranche will be paid in cash on the later of six months from the date the specific share price target is achieved or twelve months after the start of the performance period for that tranche and will be based on the average of the daily closing price of a Novelis common share on the New York Stock Exchange for the last five trading days prior to the payment date. The Board amended the Plan on March 14, 2006 in order to clarify that PSUs would only be awarded under the second and third tranches of the Plan for performance periods beginning in 2006 and 2007, respectively, if the share price met the applicable threshold for 15 consecutive days during an open trading window (i.e., when Novelis insiders are not subject to a trading blackout).
     On February 10, 2007, the Board recognized that the applicable share price threshold had been (or would likely be) met with respect to the second tranche and would probably be met for the third tranche, but in light of the insiders’ awareness of the possibility of a change in control transaction, they have been subject to a trading blackout. Moreover, it is unlikely that 15 day open trading window under the Novelis disclosure and insider trading policies will arise between the date hereof and the closing of the change in control transaction (e.g., by the end of the second quarter). Accordingly, on February 10, 2007, the Board further amended the Plan in order to provide that the applicable threshold for (a) the second tranche will be met as of February 28, 2007, and (b) the third tranche will be met as of March 26, 2007, for purposes of PSUs to be awarded under the Plan. The form of amendment to the Plan will be filed as an amendment to this Current Report on Form 8-K upon completion.
Item 3.03 Material Modifications to Rights of Security Holders.
     On February 10, 2007, Novelis amended the Shareholders Rights Agreement, dated as of December 23, 2004 (the “Rights Agreement”), by and between Novelis and CIBC Mellon Trust Company, as rights agent, and the Board adopted resolutions deferring the Separation Time of the Rights (as such terms are defined in the Rights Agreement) to a later date to be determined by subsequent decision of the Board so that the transactions contemplated by the Arrangement Agreement will not cause the Rights to become exercisable. The foregoing description of the amendment to the Shareholders Rights Agreement is not complete and is qualified in its entirety by reference to the First Amendment to the Rights Agreement, which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.
Item 8.01 Other Events.
     On February 11, 2007, Novelis issued a press release announcing that it entered into a definitive agreement as discussed in Item 1.01 above. A copy of the press release is being filed as Exhibit 99.1 hereto and is incorporated by reference herein.
     On February 11, 2007, Novelis distributed via e-mail to employees: (a) a description of the transaction attached hereto as Exhibit 99.2 and (b) the employee communication attached hereto as Exhibit 99.3, which are incorporated herein by reference.
     On February 11, 2007, Novelis distributed via e-mail to employees (a) an invitation to a conference call to discuss the transaction attached hereto as Exhibit 99.4, (b) the press release announcing the transaction that is being filed as Exhibit 99.1, and (c) the employee communication that is being filed as Exhibit 99.3, which are incorporated herein by reference.
     On February 12, 2007, Novelis distributed via email to employees (a) the employee communication that is being filed as Exhibit 99.5, (b) the key messages summary regarding the transaction that is being filed as Exhibit 99.6, and (c) a form letter to customers that is being filed as Exhibit 99.7.
     Also on February 12, 2007, Novelis distributed via e-mail to employees (a) a communication to employees that is being filed as Exhibit 99.8 and (b)  a slide presentation that is being filed as Exhibit 99.9, which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d)      Exhibits

2.1	Arrangement Agreement by and among Hindalco Industries Limited, AV Aluminum Inc. and Novelis Inc., dated as of February 10, 2007

4.1	First Amendment to the Shareholder Rights Agreement between Novelis Inc. and CIBC Mellon Trust Company, dated as of February 10, 2007

99.1	Press Release, dated as of February 11, 2007

99.2	Email to all employees, dated February 11, 2007, from Edward Blechschmidt

99.3	Memorandum, dated February 11, 2007, from Edward Blechschmidt to all employees

99.4	E-mail to employees dated February 11, 2007 regarding conference

99.5	E-mail to employees dated February 12, 2007 regarding key messages

99.6	Key messages summary regarding the transaction, dated February 11, 2007

99.7	Form of customer letter regarding notice of the transaction

99.8	E-mail to employees dated February 12, 2007 regarding transaction summary power point presentation

99.9	Power point presentation dated February 12, 2007 regarding transaction summary

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVELIS INC.
Date: February 12, 2007	By:	/s/ Nichole Robinson
Nichole Robinson
Secretary

Exhibit Index

Exhibit
Number	Description
2.1	Arrangement Agreement by and among Hindalco Industries Limited, AV Aluminum Inc. and Novelis Inc., dated as of February 10, 2007

4.1	First Amendment to the Shareholder Rights Agreement between Novelis Inc. and CIBC Mellon Trust Company, dated as of February 10, 2007

99.1	Press Release, dated as of February 11, 2007

99.2	Email to all employees, dated February 11, 2007, from Edward Blechschmidt

99.3	Memorandum, dated February 11, 2007, from Edward Blechschmidt to all employees

99.4	E-mail to employees dated February 11, 2007 regarding conference call

99.5	E-mail to employees dated February 12, 2007 regarding key messages

99.6	Key messages summary regarding the transaction, dated February 11, 2007

99.7	Form of customer letter regarding notice of the transaction

99.8	E-mail to employees dated February 12, 2007 regarding transaction summary power point presentation

99.9	Power point presentation dated February 12, 2007 regarding transaction summary